EXHIBIT 23.2
                                                             ------------


   INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of ArvinMeritor, Inc. on Form S-3 of our reports dated November 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



   /s/Deloitte & Touche LLP
   Detroit, Michigan
   August 4, 2000